UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 23, 2019
(Date of earliest event reported)

CSAIL 2019-C15 Commercial Mortgage Trust

(Exact name of issuing entity)

(Central Index Key Number 0001763502)

Column Financial, Inc.

(Central Index Key Number 0001628601)

3650 REIT

(Central Index Key Number 0001767304)
Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

(Exact name of sponsor as specified in its charter)

Credit Suisse Commercial Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

(Central Index Key Number 0001654060)

Delaware	333-227081-01	47-5115713
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (212) 325-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2019 Credit Suisse Commercial Mortgage Securities Corp. caused the issuance, pursuant to a pooling and servicing agreement, dated as of March 1, 2019, among Credit Suisse Commercial Mortgage Securities Corp. (the “Registrant”), as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, of the CSAIL 2019-C15 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-C15 (the “Certificates”). The Certificates represent, in the aggregate, the entire beneficial ownership in the CSAIL 2019-C15 Commercial Mortgage Trust (the “Issuing Entity”), a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement.

The Mortgage Loan secured by the mortgaged property identified as “2 North 6th Place” on Exhibit B to the Pooling and Servicing Agreement (the “2 North 6th Place Mortgage Loan”), which is an asset of the Issuing Entity, is part of a whole loan (the “2 North 6th Place Whole Loan”) that includes two (2) additional pari passu promissory notes and two (2) additional subordinate companion loans that are not assets of the Issuing Entity (collectively, the “2 North 6th Place Companion Loans”). On April 23, 2019, the 2 North 6th Place Companion Loans designated as Note A-1 and Note A-B were included in the NCMS 2019-LVL securitization transaction. Beginning on that date, the 2 North 6th Place Whole Loan, including the 2 North 6th Place Mortgage Loan, will be primarily and specially serviced pursuant to the NCMS 2019-LVL trust and servicing agreement (the “NCMS 2019-LVL Trust and Servicing Agreement”), dated as of April 23, 2019, by and among Natixis Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer, Situs Holdings, LLC, as special servicer (the “NCMS 2019-LVL Special Servicer”), and Wells Fargo Bank, National Association, as trustee and as certificate administrator. The NCMS 2019-LVL Trust and Servicing Agreement is attached hereto as Exhibit 4.1.

The terms and conditions of the NCMS 2019-LVL Trust and Servicing Agreement applicable to the servicing of the 2 North 6th Place Mortgage Loan are substantially similar to the terms and conditions of the Pooling and Servicing Agreement applicable to the servicing of the other Mortgage Loans, as described under “Pooling and Servicing Agreement” in the prospectus filed by the Issuing Entity pursuant to Rule 424(b)(2) with respect to the Certificates on March 6, 2019; provided that (i) under the NCMS 2019-LVL Trust and Servicing Agreement a Risk Retention Consultation Party will have certain consultation rights with respect to the 2 North 6th Place Mortgage Loan as of the closing date of the NCMS 2019-LVL securitization and (ii) the NCMS 2019-LVL Trust and Servicing Agreement does not provide for an operating advisor, and thus no party to the NCMS 2019-LVL Trust and Servicing Agreement will be required to (A) generally review the actions of the NCMS 2019-LVL Special Servicer with respect to the 2 North 6th Place Whole Loan, (B) prepare annual reports regarding the 2 North 6th Place Whole Loan prior to the occurrence and continuance of a control termination event under the NCMS 2019-LVL Trust and Servicing Agreement, (C) upon determining that (a) the NCMS 2019-LVL Special Servicer is not adequately performing its duties under the NCMS 2019-LVL Trust and Servicing Agreement or otherwise not acting in accordance with the relevant servicing standard and (b) the replacement of the NCMS 2019-LVL Special Servicer would be in the best interests of the NCMS 2019-LVL certificateholders as a collective whole, recommend the replacement of the NCMS 2019-LVL Special Servicer or (D) consult with the NCMS 2019-LVL Special Servicer prior to the occurrence of a control termination event under the NCMS 2019-LVL Trust and Servicing Agreement. In addition, the special servicing fees, work-out fees and liquidation fees payable to the NCMS 2019-LVL Special Servicer with respect to the 2 North 6th Place Whole Loan will be generally calculated in a manner similar, but not necessarily identical, to the corresponding fees under the Pooling and Servicing

 Agreement, except that the special servicing fee will not be subject to a minimum amount requirement should the 2 North 6th Place Whole Loan become a specially serviced loan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Trust and Servicing Agreement, dated as of April 23, 2019, by and among Natixis Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer, Situs Holdings, LLC, as special servicer, and Wells Fargo Bank, National Association, as trustee and as certificate administrator.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2019	CREDIT SUISSE COMMERCIAL MORTGAGE SECURITIES CORP. (Registrant)

	By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Trust and Servicing Agreement, dated as of April 23, 2019, by and among Natixis Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer, Situs Holdings, LLC, as special servicer, and Wells Fargo Bank, National Association, as trustee and as certificate administrator.	(E)